Exhibit 10.1

SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EFFECTIVE AS OF JANUARY 1, 2001

TABLE OF CONTENTS

SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EFFECTIVE AS OF JANUARY 1, 2001

§ 1.

ESTABLISHMENT AND PURPOSE

          SunTrust Banks, Inc. hereby amends and restates the SunTrust Banks, Inc. Supplemental Executive Retirement Plan as last amended and restated effective as of August 13, 1996 in the form of this SunTrust Banks, Inc. Supplemental Executive Retirement Plan effective as of January 1, 2001.  Except as otherwise specifically provided in this document, the terms of this Plan shall apply only to a Participant who terminates employment with SunTrust and all Affiliates on or after January 1, 2001.  The Plan is maintained to provide a targeted level of post retirement income for certain key executives of SunTrust and its Affiliates and to supplement the benefits provided under the SunTrust Banks, Inc. Retirement Plan and the SunTrust Banks, Inc. ERISA Excess Retirement Plan.  This Plan is intended to better enable SunTrust to deliver more competitive levels of total retirement income to its senior executives and to aid in the recruitment and retention of critical executive talent.

§ 2.

DEFINITIONS

          The following capitalized terms will have the meanings set forth in this § 2 whenever such capitalized terms are used throughout this Plan:

          2.1      Affiliate - means as of any date any organization which is a member of a controlled group of corporations (within the meaning of Code § 414(b)) which includes SunTrust or a controlled group of trades or businesses (within the meaning of Code § 414(c)) which includes SunTrust.

          2.2      Board - means the Board of Directors of SunTrust.

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          2.3      Code - means the Internal Revenue Code of 1986, as amended.

          2.4      Committee - means the Compensation Committee of the Board.

          2.5      ERISA - means the Employee Retirement Income Security Act of 1974, as amended.

          2.6      Excess Benefit - means as of any date for each Participant who is also a participant in the SunTrust Banks, Inc. ERISA Excess Retirement Plan, the benefit payable to or on behalf of such Participant under that plan.

          2.7      MIP - means the SunTrust Banks, Inc. Management Incentive Plan as in effect from time to time or any successor or replacement short-term bonus plan or any substitute plan designated by the Committee.  If a Participant does not participate in the MIP because he is participating in a functional plan or some other similar incentive plan, then MIP shall mean for such Participant the amount of the bonus under such other plan, which shall be used as the MIP portion of such Participant’s SERP Compensation, except that if the amount of the bonus under such other plan exceeds the target MIP amount for that year for a similarly structured position, then the target MIP amount will be used instead of the bonus from such other plan in determining such Participant’s SERP Compensation.  If there is any material change in the terms, operation or administration of the MIP following a Change in Control as defined in § 13, then MIP means any successor to such plan in which the Participant is eligible to participate and which provides an opportunity for a bonus for the Participant which is comparable to the opportunity which the Participant had under such plan before such Change in Control.

          2.8      Other Retirement Arrangement - means any plan, program, arrangement or agreement maintained by SunTrust or an Affiliate as described in Exhibit A to this Plan.

          2.9      Other Retirement Arrangement Benefit - means for each Participant who is eligible for a benefit under any Other Retirement Arrangement, the benefit payable to that Participant pursuant to that Other Retirement Arrangement.

          2.10     Participant - means each key executive of SunTrust or an Affiliate described in § 3.  Effective as of January 1, 2001, a Participant shall be classified as a Tier 1 Participant, a Tier 2 Participant or a TNC Participant, as determined by the

Committee, and his or her benefit under the Plan, if any, shall be determined in accordance with such classification.

          2.11     Plan - means this SunTrust Banks, Inc. Supplemental Executive Retirement Plan, as amended (or as amended and restated) from time to time.

          2.12     PUP - means the SunTrust Banks, Inc. Performance Unit Plan as in effect from time to time or any successor or replacement long-term bonus plan or any substitute plan designated by the Committee.  If there is any material change in the terms, operation or administration of such plan following a Change in Control as defined in § 13, then PUP means any successor to such plan in which the Participant is eligible to participate and which provides an opportunity for a bonus for the Participant which is comparable to the opportunity which the Participant had under such plan before such Change in Control.

          2.13     Retirement Date - means for each Participant, the date he or she reaches age 65.

          2.14     Retirement Plan - means the SunTrust Banks, Inc. Retirement Plan as amended and restated effective as of January 1, 1989 and as thereafter amended and any successor plan.

          2.15     SERP Average Compensation - means for each Participant who terminates employment with SunTrust and all Affiliates on or after January 1, 2001, the average of such Participant’s SERP Compensation for the three (3) full calendar years out of the five (5) full calendar years immediately preceding the date as of which his or her SERP Benefit is determined that will produce the largest amount.

          2.16     SERP Benefit -

                     (a)     General.  SERP Benefit means for each Participant (excluding a TNC Participant) who is designated by the Committee as eligible for a SERP Benefit under this Plan, an annual benefit payable in accordance with § 4 on or after such Participant’s Retirement Date in the form of a life only annuity which is equal to the following, as applicable:

(i) If a Participant is a Tier 1 Participant, his or her SERP Benefit is equal to (60% x his or her SERP Average Compensation) minus (A + B + C + D + E) as described in § 2.16(a)(iii).

              (ii)    If the Participant is a Tier 2 Participant, his or her SERP Benefit is equal to 2% x his SERP Service (up to 25 years) x his or her SERP Average Compensation minus (A + B + C + D + E) as described in § 2.16(a)(iii).

(iii) For purposes of the formulae in §§ 2.16(a)(i) and (ii),

A = such Participant’s annual Social Security benefit at age 65;

B = such Participant’s annual Retirement Plan benefit, if any;

C = such Participant’s annual Excess Benefit, if any;

D = such Participant’s annual TNC SERP Benefit, if any; and

E = such Participant’s annual Other Retirement Arrangement Benefit, if any.

If any benefit payable under A through E is payable in a form other than a life only annuity or such benefit is payable at a time other than the date as of which the SERP Benefit is paid, such benefit will be converted to a life only annuity payable as of the same date as the SERP Benefit using the actuarial factors then in effect to make such conversions under the Retirement Plan.  The amount of the SERP Benefit payable to or on behalf of a Participant will be determined as of the time at which such SERP Benefit is scheduled to be paid under § 4 (the “calculation date”).  If, however, any bonus amounts that should be included as SERP Compensation are not known at the calculation date, the SERP Benefit may be recalculated once, in the year following the year the SERP Benefit is paid or begins to be paid,using the same assumptions in effect and the Participant’s age at the calculation date in order to include such bonus amounts as part of SERP Compensation.  In case of such recalculation, the initial SERP Benefit will be adjusted once to reflect any increase due as a result of the recalculation, and the adjustment will be paid in the same form that the initial SERP Benefit was paid (or is being paid) to the Participant.

                (b)     Special Lump Sum Calculation.  Notwithstanding the foregoing, this § 2.16(b) shall apply for purpose of calculating the SERP Benefit payable to or on behalf of a Participant designated by the Committee and named in Exhibit B attached to this Plan if the SERP Benefit of such Participant is paid in a lump sum.  The amount of the SERP Benefit payable to or on behalf of such Participant will equal the present value, determined as described below, of 60% of the Participant’s SERP Average Compensation less the sum of (A + B + C + D + E) where,

A =	the present value, determined as described below, of such Participant’s annual Social Security benefit at age 65;

B =

the lump sum benefit paid to such Participant under the Retirement Plan or, if the Participant’s benefit under the Retirement Plan is not paid in a lump sum, the amount that would have been payable to such Participant as a lump sum under the Retirement Plan;

C =	such Participant’s Excess Benefit, or, if the Excess Benefit is not paid in a lump sum, the amount that would have been payable if the Participant’s Excess Benefit had been paid in a lump sum;

D =	such Participant’s TNC SERP Benefit,or if the TNC SERP Benefit is not paid in a lump sum, the amount that would have been payable if the Participant’s TNC SERP Benefit had been paid in a lump sum; and

E =	the present value, determined as described below, of such Participant’s Other Retirement Arrangement Benefits, if any.

For purposes of this § 2.16(b), “present value” is determined using the same interest rate and mortality assumptions used for calculating lump sum payments under the Retirement Plan as in effect on December 31, 1995, including the interest rate published by the Pension Benefit Guaranty Corporation (“PBGC”), and when the PBGC rate is no longer published, the interest rate will be (i) the rate that would be used to calculate a lump sum paid from the Retirement Plan less (ii) the average monthly difference between the PBGC rate and the Retirement Plan rate for the five (5) year period ending on the date the PBGC rate was last published.

          2.17     SERP Compensation -

                      (a)     Tier 1 Participant.  For a Tier 1 Participant who terminates employment with SunTrust and all Affiliates on or after January 1, 2001, SERP

Compensation means the Participant’s compensation paid for a full calendar year from SunTrust and each Affiliate which is attributable to the sum of the following amounts:

             (i)     such Participant’s annual base salary actually paid for the year (disregarding any elective deferrals by such Participant pursuant to any cafeteria plan under Code § 125 or any qualified plan under Code § 401(k) or any nonqualified plan and any pre-tax reductions for parking); and

            (ii)    the amount of the cash bonuses such Participant earns under the MIP and the PUP for the year, without regard to whether any such bonus may be subject to elective or mandatory deferral or, if not deferred, may be paid in the year following the calendar year in which such bonus is earned.

                       (b)     Tier 2 Participant.  For a Tier 2 Participant, SERP Compensation means such Participant’s compensation paid for a calendar year from SunTrust and each Affiliate which is attributable to the sum of the following amounts:

             (i)     such Participant’s annual base salary actually paid for the year (disregarding any elective deferrals by such Participant pursuant to any cafeteria plan under Code § 125 or any qualified plan under Code § 401(k) or any nonqualified plan and any pre-tax reductions for parking); and

            (ii)    the amount of the cash bonus such Participant earns under the MIP for the year, without regard to whether such bonus may be subject to elective or mandatory deferral or, if not deferred, may be paid in the year following the calendar year in which such bonus is earned.

          2.18     SERP Service - means, effective January 1, 2001, a Participant’s whole and partial “years of benefit service” as calculated under the Retirement Plan (including his “prior benefit service” under the Retirement Plan).  If a Participant terminates employment with SunTrust and all Affiliates and is subsequently rehired by SunTrust or an Affiliate, he or she shall not accrue any additional SERP Service following his or her reemployment unless the Committee again designates him or her as a Tier 1 or a Tier 2 Participant.

          2.19     Special Survivor Benefit - means for each Participant described in Exhibit C, the survivor benefit described in Exhibit C, which is payable as a result of the Participant’s death.

          2.20     SunTrust - means SunTrust Banks, Inc. or any successor to SunTrust Banks, Inc.

          2.21     Tier 1 Participant - means a key employee of SunTrust or an Affiliate who is designated by the Committee as a Tier 1 Participant and listed as a Tier 1 Participant on Exhibit D.

          2.22     Tier 2 Participant - means a key employee of SunTrust or an Affiliate who is designated by the Committee as a Tier 2 Participant and listed as a Tier 2 Participant on Exhibit D.

          2.23     TNC Participant - means a Participant who is listed on Exhibit E and is entitled to a TNC SERP Benefit under this Plan because he was a participant in the TNC SERP on October 15, 1987 and he is not eligible for an Other Retirement Arrangement Benefit which provides for payment of benefits attributable to the TNC SERP.

          2.24     TNC SERP - means the Third National Corporation Supplemental Executive Retirement Plan as in effect immediately before October 15, 1987, which is attached to this Plan as part of Exhibit E.

          2.25     TNC SERP Benefit - means for each TNC Participant, such Participant’s annual benefit under § 3.1 of the TNC SERP as determined as of October 15, 1987, multiplied by a fraction, the numerator of which is such Participant’s “service” under the TNC SERP as of October 15, 1987 and the denominator of which is the “service” such Participant would have had at age 65 if he or she had continued in employment with Third National Corporation or its affiliates.  Such benefit will be payable in accordance with § 4 on or after such Participant’s Retirement Date in the form of a life only annuity.

          2.26     Vested Date - means

                      (a)     for a TNC SERP Benefit, the date a TNC Participant reaches age 55 and completes 10 years of “vesting service” under the Retirement Plan (including his or her “prior vestingservice” under the Retirement Plan);

                      (b)     the applicable date specified on Exhibit F for those individuals listed on Exhibit F for whom the Committee has designated a special vesting date;

                      (c)     for a SERP Benefit not described in the preceding subsection (b), the date a Participant completes 10 whole years of SERP Service and reaches age 60; and

                      (d)     for an Other Retirement Arrangement Benefit, the date a Participant is “vested” in his or her benefit under that arrangement.

§ 3.

PARTICIPATION

                      Each key executive of SunTrust or an Affiliate who is eligible for one or more benefits under this Plan will be a Participant in this Plan to the extent of the benefits for which he or she is eligible and will remain a Participant until all such benefits are paid to or on behalf of such Participant or forfeited in accordance with the terms of this Plan.

                      The Committee will designate those key executives who are eligible for a SERP Benefit and will also designate each eligible executive as a Tier 1 Participant, a Tier 2 Participant or a TNC Participant.  Subject to § 13, the Committee in its absolute discretion may revoke or change any such designation at any time but no such revocation or change will be applied retroactively to deprive an individual of vested benefits accrued under this Plan to the date of such revocation or change.  Eligibility for an Other Retirement Arrangement Benefit will depend upon the terms of the applicable Other Retirement Arrangement.

§ 4.

SERP BENEFIT and TNC SERP BENEFIT

          4.1       Timing and Amount

                      (a)     Normal or Delayed Retirement Benefit.  If a Participant terminates employment with SunTrust and all Affiliates on or after such Participant’s Retirement Date, the entire vested benefit, if any, to which such Participant is entitled under this Plan (except an Other Retirement Arrangement Benefit) automatically will be paid to such Participant in the form described in § 4.2 beginning as soon as practicable following the date such Participant terminates employment with SunTrust and all Affiliates.

                      (b)     Early Retirement Benefit.

                    (i)     General.  If a Participant terminates employment with SunTrust and all Affiliates on or after such Participant’s Vested Date but before his or her Retirement Date, such Participant’s entire vested benefit, if any, under this Plan (except an Other Retirement Arrangement Benefit) will be determined (taking into account the applicable reductions under § 4.1(b)(ii) through § 4.1(b)(v)) as of the date he or she terminates employment.  Such benefit automatically will be paid to such Participant beginning as soon as practicable following the date he or she terminates employment.

(ii) Reductions in TNC SERP Benefit. The TNC SERP Benefit, if any, payable to a Participant under this § 4.1 will be reduced in accordance with the terms of the TNC SERP.

                  (iii)   Tier 1 Reduction.  For purposes of determining the SERP Benefit payable to a Tier 1 Participant before his or her Retirement Date, in the formula stated in § 2.16(a)(i), the product of 60% and such Participant’s SERP Average Compensation will be reduced by a fraction, the numerator of which is such Participant’s SERP Service as of the date he or she terminates employment and the denominator of which is the SERP Service such Participant would have had if he or she had continued in employment until such Participant’s Retirement Date.

                  (iv)   Tier 2 Reduction.  For purposes of determining the SERP Benefit payable to a Tier 2 Participant before his or her Retirement Date, the SERP Benefit accrued under the formula stated in § 2.16(a)(ii) through such Participant’s termination of employment with SunTrust and all Affiliates will be reduced by the same early retirement reduction factors that are used in the Retirement Plan to reduce the Future Service Benefit (i.e., 5/12% for each full month by which such Participant’s early retirement date precedes his or her Retirement Date, except that if the Participant was hired by SunTrust before July 1, 1990, the reduction is from the first day of the month on or immediately following the date when such Participant would have attained age 60).

                  (v)    Designated Participant Reduction.  This subparagraph § 4.1(b)(v) shall apply only to a Tier 1 Participant who is specifically designated by the Committee as eligible for the following special retirement reduction (a “Designated Participant”), instead of the reduction in § 4.1(b)(iii), and who is listed as a “Designated Participant” on Exhibit G.  For purposes of determining the SERP Benefit payable to such a Designated Participant who elects early retirement after his or her Vested Date and prior to attaining age 60, in the formula stated in § 2.16(a)(i), the product of 60% and such Participant’s SERP Average Compensation will be reduced by a fraction, the numerator of which is such Participant’s SERP Service as of his or her early retirement date and the denominator of which is the SERP Service such Participant would have completed if he or she had continued in employment until such Participant’s Retirement Date, and then further reduced by a factor of 5/12% for each full calendar month by which such Participant’s early retirement date precedes the date he or she would attain age 60.

                      (c)     Termination Before Vested Date.  Except to the extent a survivor benefit is payable on behalf of a Participant under § 4.3 or except as provided in § 13, no benefit will be payable under this Plan to or on behalf of a Participant whose employment with SunTrust and all Affiliates terminates before the Vested Date for that particular benefit.

                      (d)     Special Disability Assumption for SERP Benefit.  If a Participant becomes “totally and permanently disabled” (as described in the Retirement Plan), then the amount of the SERP Benefit payable to such Participant will be calculated using the same service assumptions that are used to calculate the Participant’s benefit under the Retirement Plan and assuming that the annual base salary component of such Participant’s SERP Compensation continues in effect at the same rate as earned at the time such disability begins, and further assuming that the MIP component, and also for a Tier 1 Participant, the PUP component, of such Participant’s SERP Compensation for any year during the Participant’s disability are equal to the target MIP and target PUP amounts for that year that would be payable to a SunTrust executive in a similarly position as such Participant held at the time of his disability, as determined by the

Committee in its sole discretion.  If such a Participant is eligible for a “disability retirement benefit” (as described in the Retirement Plan) under the Retirement Plan, payment of the Participant’s SERP Benefit automatically will be paid or begin to be paid at the same time as his or her disability retirement benefit under the Retirement Plan is paid or begins to be paid.  If such Participant’s SERP Benefit commences before Normal Retirement Date, it will be reduced for early payment in accordance with the applicable provisions of § 4.1(b).

          4.2       Form of Benefit Payable to Participants

                      (a)     Normal Form.  Except as provided in § 2.25 for a TNC SERP Benefit or in § 4.2(b), a Participant’s entire vested benefit under this Plan will be paid in a lump sum benefit which is actuarially equivalent (using the actuarial factors then in effect under the Retirement Plan to make such conversion) to the benefit that would have been paid to such Participant in the form of a life only annuity.  Notwithstanding the foregoing, if a lump sum is payable to a Participant designated in Exhibit B, it will be calculated in accordance with the special lump sum calculation in § 2.16(b).

                      (b)     Other Benefit Forms.  A Participant may make a written election to have his or her entire vested benefit under this Plan paid in any form of benefit available to the Participant under the Retirement Plan and such benefit will be paid in the form specified in the Participant’s most recent election for this Plan, which was made at least one year before his or her benefit begins to be paid under this Plan.  If the Participant’s election was not made at least one year before the date benefits would begin under this Plan, the benefit will be paid in a lump sum.  Any benefit paid in a form other than a life only annuity or the special lump sum described in § 2.16(b) will be actuarially equivalent (using the actuarial factors then in effect under the Retirement Plan to make such conversion) to the benefit that would have been paid to such Participant in the form of a life only annuity.

          4.3       Survivor Benefit.

                      (a)     General.  If a Participant who is an active SunTrust employee and eligible for a SERP Benefit (determined without regard to whether he or she is vested) or if a Participant who has a vested SERP Benefitdies before he or she has received or begun to receive payment of his or her SERP Benefit, a survivor benefit automatically will be payable on such deceased Participant’s behalf under this Plan in the amount, form and timing described in this § 4.3.

                      (b)     Beneficiary Designation.  A Participant may designate one or more persons or entities as his or her beneficiary or beneficiaries to receive the survivor benefit payable under this § 4.3, if any.  A Participant may name one or more primary beneficiaries and one or more secondary beneficiaries.  A Participant may revoke a beneficiary designation by filing a new beneficiary designation form or a written revocation with the Committee or its designee.  Each beneficiary designation must be in writing, signed by the Participant, and delivered to the Committee or its designee prior to the Participant’s death.  A Participant’s beneficiary designation or change of beneficiary is not effective until received by the Committee or its designee.  If the Committee (or its designee) is not in receipt of a properly completed beneficiary designation at the Participant’s death, or if none of the beneficiaries named by the Participant survives the Participant or is in existence at the date of the Participant’s death, then the Participant’s beneficiary shall be the Participant’s estate.

                      (c)     Form of Survivor Benefit.  The survivor benefit will be paid in a lump sum.

                      (d)     Lump Sum Survivor Benefit for Spouse.  If the Participant’s sole primary beneficiary is the Participant’s surviving spouse, the survivor benefit payable to such spouse under this Plan will be calculated as follows:

                    (i)    Step One - For a Tier 1 Participant, determine 60% of such Participant’s SERP Average Compensation.  For a Tier 2 Participant, determine 2% x such Participant’s SERP Service (up to 25 years) x his or her SERP Average Compensation.

                    (ii)   Step Two - Determine the time as of which the benefit under the Retirement Planwould have been paid to the Participant, which is the later of the date the Participant would have reached age 55 or the date of the Participant’s death (“Annuity Commencement Date”), and reduce the amount determined under Step One for early commencement, if applicable, as follows:

(1) If the Participant is a Tier 1 Participant and if the Annuity Commencement Date is before the date such Participant would have reached age 65, the amount determined under Step One above will be multiplied by a fraction, the numerator of which is the Tier 1 Participant’s SERP Service as of the date of his or her death and the denominator of which is the SERP Service the Tier 1 Participant would have had if he or she had survived and continued in employment with SunTrust or an Affiliate until his or her Retirement Date, and

                  (2)     If the Annuity Commencement Date is before the date the Tier 1 Participant would have reached age 60, or if the Participant is a Tier 2 Participant, then the amount determined in Step One, as reduced in Step Two (1) above, if applicable, will be reduced further by the same early retirement reduction factors that are used in the Retirement Plan to reduce the Future Service Benefit (i.e., 5/12% for each full month by which such Participant’s early retirement date precedes his or her Annuity Commencement Date, except that in the case of a Participant who was hired by SunTrust before July 1, 1990, the reduction is from the first day of the month on or immediately following the date when such Participant would have attained age 60).

                  (3)     This subparagraph 4.3(d)(ii)(3) shall apply only to a Participant who is designated by the Committee as eligible for the following special reduction (a “Designated Participant”) and who is listed on Exhibit G as a Designated Participant for purposes of this subparagraph.  If the Annuity Commencement Date is before the date such Designated Participant would have reached age 60, then the reduction in Step Two (2) is not used and the amount determined in Step One as reduced in Step Two (1) above will be reduced further by a factor of 5/12% for each full calendar month by which such Designated Participant’s date of death precedes the date he or she would have attained age 60.

(iii) Step Three - Convert the amount determined under Step Two above as follows:

                  (1)     For a Tier 1 Participant, convert to a 100% joint and survivor annuity payable monthly as of the Annuity Commencement Date based on the ages the surviving spouse and such Participant would have attained as of the Annuity Commencement Date, and

                  (2)     For a Tier 2 Participant, convert to a 50% joint and survivor annuity payable monthly as of the Annuity Commencement Date based on the ages the surviving spouse and such Participant would have attained as of the Annuity Commencement Date.

                     (iv)   Step Four - Determine the time as of which the benefit will be paid under § 4.3(f) and convert the survivor benefit determined under Step Three to a lump sum using the actuarial factors then in effect under the Retirement Plan to make such conversion or, if applicable, the factors under § 2.16(b).

(v) Step Five - Reduce the amount determined in Step Four above by the sum of (A + B + C + D + E), where --

A =

the present value, determined as described below, of the Social Security survivor benefit that would have been payable to the spouse based on the Participant’s employment when the Participant would have reached age 65;

B =

the lump sum survivor benefit payable to such spouse under the Retirement Plan or, if the survivor benefit under the Retirement Plan is not paid in a lump sum, the amount that would have been payable to such spouse as a lump sum under the Retirement Plan;

C =

the survivor benefit payable to the surviving spouse under the SunTrust Banks, Inc. ERISA Excess Retirement Plan (“Excess Plan”), or, if the survivor benefit under the Excess Plan is not paid in a lump sum, the amount that would have been payable to such spouse if the survivor benefit under the Excess Plan had been paid in a lump sum;

D =

the survivor benefit payable under the TNC SERP, if any; or if the survivor benefit payable under the TNC SERP is not payable in a lump sum, the amount that would have been payable if the survivor benefit under the TNC SERP had been paid in a lump sum; and

E =

the present value, determined as described below, of the survivor benefit payable under any Other Retirement Arrangement, if any, regardless of whether the beneficiary is the surviving spouse or someone else.

“Present value” is determined using the actuarial factors then in effect under the Retirement Plan to calculate lump sums or, if applicable, the factors under § 2.16(b).

               (e)     Lump Sum for Non-Spouse Beneficiary.  If the survivor benefit under this Plan is payable to a non-spouse beneficiary, it will be calculated in the same manner as the survivor benefit under § 4.3(d) by substituting the non-spouse beneficiary for the spouse except that the conversion to a 100% joint and survivor annuity in the case of a deceased Tier 1 Participant or the conversion to a 50% joint and survivor annuity in the case of a deceased Tier 2 Participant, as described in Step Three and to an actuarially equivalent lump sum under Steps Four and Five of § 4.3(d)(iv) and (v) will be based on the assumption that the beneficiary is the same age as the Participant.

               (f)     Multiple Beneficiaries.  If the survivor benefit is payable to two or more beneficiaries, the amount allocable to each beneficiary shall be determined by allocating the amount resulting from applying Step One and Step Two of § 4.3(d)(i) and (ii) pro rata to each beneficiary according to the Participant’s direction on the beneficiary designation form.  If the Participant’s spouse is one of the multiple beneficiaries, then the amount of such spouse’s survivor benefit shall be determined by applying Steps Three, Four and Five of § 4.3(d)(iii), (iv) and (v) to such spouse’s allocable share.  For a non-spouse beneficiary, the same procedure shall be used as used for the Participant’s spouse who is one of multiple beneficiaries except that in applying Steps Three, Four and Five of § 4.3(d)(iii), (iv) and (v), the non-spouse beneficiary shall be assumed to be the same age as the Participant.

               (g)     Timing.  The survivor benefit payable under this § 4.3 will be paid to a deceased Participant’s beneficiary as soon as practicable after the Participant’s death.

               (h)     No Post-Retirement Survivor Benefits.  No survivor benefit will be paid on behalf of a Participant who dies after he or she has received or has begun receiving benefits under this Plan except to the extent such survivor benefit is payable under the form of benefit being paid to the Participant at his or her death.

               (i)     Special Survivor Benefits.  Any Special Survivor Benefits payable on behalf of a deceased Participant will be paid to such person, in such amount, at such time and in such form as described in Exhibit C to this Plan except to the extent such benefit expressly provides for payment in accordance with § 4 of this Plan.

§ 5.

OTHER RETIREMENT ARRANGEMENT BENEFIT

          If a Participant who is eligible for an Other Retirement Arrangement Benefit terminates employment with SunTrust and all Affiliates on or after such Participant’s Vested Date for such benefit, his or her eligibility for and the form, amount and timing of the Other Retirement Arrangement Benefit, if any, to which such Participant is entitled and the eligibility for and the form, amount and timing of any survivor benefits payable on such Participant’s behalf under such Other Retirement Arrangement shall be determined under the terms of such Other Retirement Arrangement except to the extent that such arrangement expressly provides for payment in accordance with § 4 of this Plan.

§ 6.

RELEASE AND FORFEITURE

          The Committee, in its sole discretion, may make any payments under this Plan subject to such terms and conditions as the Committee deems appropriate under the circumstances to protect the interests of SunTrust or any SunTrust Affiliate, including requiring the payee to execute a release satisfactory to the Committee.  Further, the Committee in its discretion may suspend any benefits payable under this Plan upon a

Participant’s or former Participant’s reemployment with SunTrust or an Affiliate and may forfeit entirely any benefits payable under this Plan --

               (a)     if an individual (after 30 days’ written notice) fails to cease any activity or relationship which the Committee reasonably determines to be against the best interests of SunTrust or any Affiliate,

               (b)     if an individual’s employment by SunTrust or an Affiliate is terminated as a result of conduct which the Committee reasonably determines either has or might have violated any applicable civil or criminal law or was, in the opinion of the Committee, a material violation of the code of conduct for officers and employees of SunTrust or such Affiliate, or

               (c)     if an individual institutes any action against SunTrust or an Affiliate.
Forfeiture under this § 6 shall be in addition to any other remedies which may be available to SunTrust or an Affiliate at law or in equity. This § 6 shall not apply to any Participant to whom § 13 applies.

§ 7.

SOURCE OF BENEFIT PAYMENTS

          All benefits payable under the terms of this Plan shall be paid by SunTrust from its general assets.  No person shall have any right or interest or claim whatsoever to the payment of a benefit under this Plan from any person whomsoever other than SunTrust, and no Participant or beneficiary shall have any right or interest whatsoever to the payment of a benefit under this Plan which is superior in any manner to the right of any other general and unsecured creditor of SunTrust.  To the extent that benefits under this Plan are paid from another source, including a trust, SunTrust’s obligation to make such payments is satisfied.

§ 8.

NOT A CONTRACT OF EMPLOYMENT

          Participation in this Plan does not grant to any individual the right to remain an employee of SunTrust or any Affiliate for any specific term of employment or in any specific capacity or at any specific rate of compensation.  A Participant who retires or is deemed to retire for purposes of this Plan shall not, solely because of that fact, be considered a SunTrust retiree for purposes of any other benefit plan of SunTrust or an Affiliate.

§ 9.

NO ALIENATION OR ASSIGNMENT

          A Participant, a spouse or a beneficiary under this Plan shall have no right or power whatsoever to alienate, commute, anticipate or otherwise assign at law or equity all or any portion of any benefit otherwise payable under this Plan, and SunTrust shall have the right, in the event of any such action, to suspend temporarily or terminate permanently the payment of benefits to, or on behalf of, any Participant, spouse or beneficiary who attempts to do so.

§ 10.

ERISA

          SunTrust intends that this Plan come within the various exceptions and exemptions to ERISA for a plan maintained for a “select group of management or highly compensated employees” as described in ERISA §§ 201(2), 301(a)(3), and 401(a)(l), and any ambiguities in this Plan shall be construed to effect that intent.

§ 11.

ADMINISTRATION, AMENDMENT AND TERMINATION

          The Committee shall have all powers necessary to administer this Plan, including, but not limited to, the sole and absolute discretion and authority to adopt rules and regulations (including, but not limited to, rules establishing reasonable procedures for the filing of claims and review of denied claims) and to construe the terms of the Plan, to determine the amount of any Plan benefit and the recipient.  No benefit shall be paid under this Plan unless the Committee determines, in its sole discretion, that it is payable.  The Committee is also authorized, subject to the restrictions in § 13, to amend this Plan from time to time in any respect whatsoever and to terminate this Plan at any time; provided, however, that any such amendment or termination shall not be applied retroactively to deprive a Participant of vestedbenefits accrued under this Plan to the date of such amendment or termination.  The Committee also shall have the power to delegate the exercise of all or any part of such powers to such other person or persons as the Committee deems appropriate under the circumstances.  The Committee has full and exclusive discretion to perform or consent to any act in furtherance of its duties under the Plan, and the Committee’s exercise of such discretion shall be final and conclusive on all parties.  This Plan shall be binding on any successor in interest to SunTrust.

§ 12.

CONSTRUCTION

          The headings and subheadings set forth in this Plan are intended for convenience only and have no substantive meaning whatsoever.  In the construction of this Plan, the singular shall include the plural, and the masculine pronoun, the feminine, and vice versa.  This Plan will be construed in accordance with the laws of the State of Georgia (other than its choice-of-law rules) to the extent not superseded by federal law.

§ 13.

CHANGE IN CONTROL

          13.1     Purpose.  The purpose of this § 13 is to provide for an increase in the SERP Benefit payable under this Plan to a Participant who is adversely affected by a Change in Control of SunTrust and thus to encourage each Participant to continue to work for SunTrust in the face of a possible Change in Control and to continue while doing so to act in the best interests of SunTrust and its shareholders.

          13.2     Definitions.  The following terms shall have the meaning set forth opposite such terms for purposes of this § 13:

                      (a)     Cause -means (subject to §13.2(a)(v)) with respect to an individual Participant:

(i) The willful and continued failure by the Participant to perform satisfactorily the duties of the Participant’s job;

(ii) The Participant is convicted of a felony or has engaged in a dishonest act, misappropriation of funds, embezzlement, criminal conduct or common law fraud;

(iii) The Participant has engaged in a material violation of the SunTrust Code of Conduct; or

         (iv)     The Participant has engaged in any willful act that materially damages or materially prejudices SunTrust or a SunTrust Affiliate or has engaged in conduct or activities materially damaging to the property, business or reputation of SunTrust or a SunTrust Affiliate; provided, however,

          (v)     No such act, omission or event shall be treated as “Cause” under this §13.2(a) unless (1) the Participant has been provided a detailed, written statement of the basis for SunTrust’s belief that such act, omission or event constitutes “Cause” and an opportunity to meet with the Committee (together with the Participant’s counsel if the Participant chooses to have the Participant’s counsel present at such meeting) after the Participant has had a reasonable period in which to review such statement and, if the allegation is under § 13.2(a)(i), has had at least a thirty (30) day period to take corrective action and (2) the Committee after such meeting (if the Participant meets with the Committee) and after the end of such thirty (30) day correction period (if applicable) determines reasonably and in good faith and by the affirmative vote of at least two-thirds of the members of the Committee then in office at a meeting called and held for such purpose that “Cause” does exist under this §13.2(a).

                      (b)     Change in Control - means a change in control of SunTrust of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of SunTrust or any successor of SunTrust; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of SunTrust approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of SunTrust shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of SunTrust) or any dissolution or liquidation of SunTrust or any sale or the disposition of 50% or more of the assets or business of SunTrust; or (iv) the shareholders of SunTrust approve any reorganization, merger, consolidation or share exchange unless (1) the persons who were the beneficial owners of the outstanding shares of the common stock of SunTrust immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (2) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 13.2(b)(iv)(1) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of SunTrust common stock immediately before the consummation of such transaction, provided (3) the percentage described in § 13.2(b)(iv)(1) of the beneficially owned shares of the successor or survivor corporation and the number described in § 13.2(b)(iv)(2) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of SunTrust by the persons described in § 13.2(b)(iv)(1) immediately before the consummation of such transaction.

                      (c)     Change in Control Date - means, for purposes of this § 13, the date which includes the “closing” of the transaction which results from a Change in Control or, if there is no transaction which results from a Change in Control, the date such Change in Control is reported by SunTrust to the Securities and Exchange Commission.

                      (d)     Exchange Act - means the Securities Exchange Act of 1934, as amended.

                      (e)     Good Reason -means (subject to § 13.2(e)(v)) with respect to an individual Participant:

          (i)     SunTrust or any SunTrust Affiliate after a Change in Control but before the end of the Participant’s Protection Period reduces the Participant’s base salary or opportunity to receive comparable incentive compensation or bonuses without the Participant’s express written consent;

         (ii)     SunTrust or any SunTrust Affiliate after a Change in Control but before the end of the Participant’s Protection Period reduces the scope of the Participant’s principal or primary duties, responsibilities or authority without the Participant’s express written consent;

        (iii)     SunTrust or any SunTrust Affiliate at any time after a Change in Control but before the end of the Participant’s Protection Period (without the Participant’s express written consent) transfers the

Participant’s primary work site from the Participant’s primary work site on the date of such Change in Control or, if the Participant subsequently consents in writing to such a transfer from the primary work site which was the subject of such consent, to a new primary work site which is outside the “standard metropolitan statistical area” which then includes the Participant’s then current primary work site unless such new primary work site is closer to the Participant’s primary residence than the Participant’s then current primary work site; or

        (iv)     SunTrust or any SunTrust Affiliate after a Change in Control but before the end of the Participant’s Protection Period fails (without the Participant’s express written consent) to continue to provide to the Participant health and welfare benefits, deferred compensation and retirement benefits, stock option and restricted stock grants that are in the aggregate comparable to those provided to the Participant immediately prior to the Change in Control Date; provided, however,

(v) No such act or omission shall be treated as “Good Reason” under this §13(e) unless

          (1)     (A) The Participant delivers to the Committee a detailed, written statement of the basis for the Participant’s belief that such act or omission constitutes Good Reason, (B) the Participant delivers such statement before the later of (x) the end of the ninety (90) day period which starts on the date there is an act or omission which forms the basis for the Participant’s belief that Good Reason exists or (y) the end of the period mutually agreed upon for purposes of this § 13.2(e)(v)(1)(B) in writing by the Participant and the Chairman of the Committee, (C) the Participant gives the Committee a thirty (30) day period after the delivery of such statement to cure the basis for such belief and (D) the Participant actually submits the Participant’s written resignation to the Committee during the sixty (60) day period which begins immediately after the end of such thirty (30) day period if the

Participant reasonably and in good faith determines that Good Reason continues to exist after the end of such thirty (30) day period, or

          (2)     SunTrust states in writing to the Participant that the Participant has the right to treat such act or omission as Good Reason under this §13(e) and the Participant resigns during the sixty (60) day period which starts on the date such statement is actually delivered to the Participant;

        (vi)     If (1) the Participant gives the Committee the statement described in § 13.2(e)(v)(1)(A) before the end of the thirty (30) day period which immediately follows the end of the Protection Period and the Participant thereafter resigns within the period described in § 13.2(e)(v)(1)(A), or (2) SunTrust provides the statement to the Participant described in § 13.2(e)(v)(2) before the end of the thirty (30) day period which immediately follows the end of the Protection Period and the Participant thereafter resigns within the period described in § 13.2(e)(v)(2), then (3) such resignation shall be treated under this §13.2(e) as if made in the Participant’s Protection Period; and

       (vii)     If the Participant consents in writing to any reduction described in § 13.2(e)(i) or § 13.2(e)(ii), to any transfer described in § 13.2(e)(iii) or to any failure described in § 13.2(e)(iv) in lieu of exercising the Participant’s right to resign for Good Reason and delivers such consent to SunTrust, the date such consent is delivered to SunTrust thereafter shall be treated under this definition as the date of a Change in Control for purposes of determining whether the Participant subsequently has Good Reason under this § 13 to resign for Good Reason as a result of any subsequent reduction described in § 13.2(e)(i) or § 13.2(e)(ii), any subsequent transfer described in § 13.2(e)(iii) or any subsequent failure described in § 13.2(e)(iv).

(f) Protection Period - means (subject to § 13.2(e)(vi):

(i) for a Tier 1 Participant, the three (3) year period which begins on a Change in Control Date, and

(ii) for a Tier 2 Participant, the two (2) year period which begins on a Change in Control Date.

          13.3     Application.

(a) This § 13 shall apply to a Participant if there is a Change in Control of SunTrust and

(i) SunTrust or a SunTrust Affiliate terminates the Participant’s employment without Cause during such Participant’s Protection Period, or

(ii) the Participant resigns for Good Reason during such Participant’s Protection Period.

          (b)     For purposes of this § 13.3, a Participant shall be treated as if the Participant’s employment had been terminated without Cause or the Participant had resigned during Participant’s Protection Period as provided in § 13.3(a) if --

       (i)   (1) the Participant’s employment is terminated by SunTrust or a SunTrust Affiliate without Cause after a Change in Control but before the Change in Control Date which results from such Change in Control or (2) the Participant resigns for Good Reason after a Change in Control but before the Change in Control Date which results from such Change in Control, and

(ii) there is a Change in Control Date which results from such Change in Control.

          13.4     Benefit Calculation and Payment for a Tier 1 Participant.  If this § 13 applies to a Tier 1 Participant pursuant to § 13.3, such Participant’s SERP Benefit shall be calculated and paid in accordance with the following special rules --

                      (a)     such Participant’s SERP Average Compensation shall be equal to the highest amount of his or her SERP Compensation received for any full calendar year during the ten (10) consecutive calendar years which end on or immediately before the termination of such Participant’s employment which is described in § 13.3.

                      (b)     such Participant’s SERP Service automatically shall be increased by the greater of (i) or (ii) below:

(i) any additional SERP Service granted to such Participant in accordance with any individual agreement between such Participant and SunTrust or a SunTrust Affiliate; or

         (ii)     the lesser of (1) thirty-six (36) full months or (2) the number of months between such Participant’s Retirement Date and the date of the termination of his or her employment which is described in § 13.3.

(c) if such Participant is not already vested in his or her SERP Benefit, such Participant’s Vested Date shall mean the first date this § 13 applies to him or her.

          (d)     such Participant’s age shall be such Participant’s actual age plus any additional years added to his or her age as provided in accordance with any individual agreement between such Participant and SunTrust or a SunTrust Affiliate.

          (e)     such Participant’s entire SERP Benefit under this Plan (as calculated after taking into account the special rules set forth in § 13.4(a) through § 13.4(d)) shall be paid to him or her in a lump sum as soon as practicable after such Participant’s termination of employment described in § 13.3, and the actuarial equivalent factors used to compute such lump sum shall be the actuarial equivalent factors in effect under the Retirement Plan on the date of the Change in Control or, if more favorable to the Participant, the factors in effect under the Retirement Plan (or any successor to such plan) as in effect as of the date of the termination of his or her employment described in § 13.3; provided, however, that a lump sum benefit payable to a Participant designated as eligible for the special lump sum calculation in § 2.16(b) shall be calculated (after taking into account the special rules set forth in § 13.4(a) through § 13.4(d)) in accordance with § 2.16(b) and; further provided, that if such termination of employment occurs before the date the Participant reaches age 60, the lump sum payment called for under this § 13.4(e) shall be reduced by .25% of such benefit for each full calendar month that the actual payment of such benefit precedes the month in which the Participant will reach age 60 (and in such case, no other pre-age 60 reductions shall apply).

          13.5     Benefit Calculation and Payment for a Tier 2 Participant.  If this § 13 applies to a Tier 2 Participant pursuant to § 13.3, such Participant’s SERP Benefit shall be calculated and paid in accordance with the following special rules --

                      (a)      such Participant’s SERP Average Compensation shall be equal to the highest amount of his or her SERP Compensation received for any full calendar year during the ten (10) consecutive calendar years which end on or immediately before the termination of such Participant’s employment which is described in § 13.3.

                      (b)     such Participant’s SERP Service automatically shall be increased by any additional SERP Service granted to such Participant in accordance with any individual agreement between such Participant and SunTrust or a SunTrust Affiliate.

                      (c)      such Participant’s Vested Date shall mean the first date this § 13 applies to him or her pursuant to § 13.3.

                      (d)      such Participant’s age shall be such Participant’s actual age plus or any additional years added to his or her age as provided in accordance with any individual agreement between such Participant and SunTrust or a SunTrust Affiliate.

                      (e)     such Participant’s entire SERP Benefit under this Plan (as calculated after taking into account the special rules set forth in § 13.5(a) through § 13.5(d)) shall be paid to him or her in a lump sum as soon as practicable after such Participant’s termination of employment described in § 13.3, and the actuarial equivalent factors used to compute such lump sum shall be the actuarial equivalent factors in effect under the Retirement Plan on the date of the Change in Control or, if more favorable to the Participant, the factors in effect under the Retirement Plan (or any successor to such plan) as in effect as of the date of the termination of his or her employment described in § 13.3; provided, however, that if such termination of employment occurs before such Participant has attained (or is deemed to have attained) age 60, the lump sum payment called for by this § 13.5(e) shall be reduced by .25% of such benefit for each full calendar month that the actual payment of such benefit precedes the month in which the Participant will attain age 60 (and in such case, no other pre-age 60 reductions shall apply).

          13.6     No Amendment.  If there is a “Change in Control” of SunTrust, no amendment shall be made to this Plan thereafter which would adversely affect in any manner whatsoever the benefit payable under this § 13 to any Participant absent the express written consent of all Participants who might be adversely affected by such amendment if this § 13 were, or could become, applicable to such Participants, and SunTrust intends that each Participant rely on the protections which SunTrust intends to provide through this § 13.6.

          13.7     Denial of Claim for Benefits.  If this § 13 applies to a Participant and such Participant’s claim for a benefit under this Plan is denied in whole or in partunder the appeal procedures established by the Committee for denied claims, any further challenge of such denial shall be determined by binding arbitration in accordance with Title 9 of the United States Code and the applicable set of arbitration rules of the American Arbitration Association.  Judgment upon any award made in such arbitration may be entered and enforced in any court of competent jurisdiction.  All statutes of limitation which would otherwise be applicable in a judicial action brought by a party shall apply to any arbitration or reference proceeding hereunder.  Neither SunTrust, the Committee nor a Participant shall appeal such award to or seek review, modification, or vacation of such award in any court or regulatory agency.  Unless otherwise agreed, venue for arbitration shall be in Atlanta, Georgia.  All of Participant’s reasonable costs and expenses incurred in connection with such arbitration shall be paid in full by SunTrust promptly on written demand from the Participant, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and attorneys’ fees; provided, however, SunTrust shall pay no more than $30,000 in attorneys’ fees unless a higher figure is awarded in the arbitration, in which event SunTrust shall pay the figure awarded in the arbitration. Furthermore, if either the Committee or the arbitrators determine that the Participant incurred such fees and expenses in good faith and that the Participant’s challenge was based on material and bona fide issue of fact or law, without regard to whether the challenge ultimately is resolved in favor of the Participant, then if any such reimbursement is treated as taxable income to the Participant, SunTrust in addition shall indemnify and hold the Participant harmless from any tax liability of any kind or description whatsoever attributable to such reimbursement, including any interest and penalties.  No reimbursement shall be made under this § 13.7 for the same expenses that are reimbursed to a Participant under any other agreement between the Participant and SunTrust or an Affiliate.

          13.8.     Application to Beneficiaries.  If this § 13 applies to a Participant pursuant to § 13.3 and such Participant dies before receiving or beginning to receive such Participant’s SERP Benefit, the survivor benefit for such deceased Participant’s beneficiary or beneficiaries shall be calculated taking into account the special rules in § 13.4 if such Participant was a Tier 1 Participant or in § 13.5 if such Participant was a Tier 2 Participant.  In addition, the provisions of § 13.6 and § 13.7 shall apply to such beneficiary or beneficiaries.

§ 14.

DISTRIBUTIONS TO MINORS AND INCOMPENTENTS

If any benefit under this Plan is payable to a Participant or beneficiary who is a minor or who, in the Committee’s opinion, is not capable of making proper disposition of funds or is not legally capable of giving a valid receipt and discharge for the assets, that payment may be made for the benefit of the Participant or beneficiary to any person that the Committee in its discretion designates, including the guardian or legal representative of the Participant or beneficiary, an adult with whom that Participant or beneficiary resides, or in discharge of that Participant’s or beneficiary’s bills.  To the extent of any such payments, they are deemed a complete discharge of any liability SunTrust may have for such payment under the Plan, and SunTrust may make the payments without the intervention of any guardian or similar fiduciary and without obligation to require bond or to see to the further application of the payments.

§ 15.

EXECUTION

          IN WITNESS WHEREOF, SunTrust has caused this amended and restated Plan to be executed by its duly authorized officer to evidence its adoption hereof effective as of January 1, 2001.

SUNTRUST BANKS, INC.

By:	/s/ MARY T. STEELE

Title:	Senior Vice President
Human Resources Director

Date: 2-14-03

(SEAL)

Exhibit A

SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EFFECTIVE AS OF JANUARY 1, 2001

§ 2.8, Other Retirement Arrangement

          Pursuant to § 2.8, Other Retirement Arrangement means any plan, program, arrangement or agreement maintained by SunTrust or an Affiliate as described below:

•	Crestar Financial Corporation Supplemental Executive Retirement Plan (“Crestar SERP”)

•

Crestar Financial Corporation Excess Benefit Plan (“Crestar Excess Plan”) and Crestar Financial Corporation Additional Nonqualified Executive Plan (“Crestar ANEX Plan”), but only to the extent of such Plan’s defined-benefit type benefits and excluding any defined-contribution type benefits.

A-1

Exhibit B

SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001

§ 2.16(b), Special Lump Sum Calculation

          The Committee has designated the following Participants as eligible for the Special Lump Sum calculation described in § 2.16(b) of the Plan document:

•	L. Phillip Humann
•	John W. Spiegel
•	Theodore J. Hoepner
•	John Clay, Jr.

B-1

Exhibit C

SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EFFECTIVE AS OF JANUARY 1, 2001

§§ 2.19 and 4.3(h), Special Survivor Benefit

          The Committee has designated the following Participants as eligible for a Special Survivor Benefit described in §§ 2.19 and 4.3(h) of the Plan document:

•	Preretirement Survivor Benefit for Mr. David Ramsay and Mr. Robert Sudderth effective as of October 15, 1987 as described in Attachment 1 to this Exhibit C.

C-1

ATTACHMENT 1 TO EXHIBIT C
OF THE
SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EFFECTIVE AS OF JANUARY 1, 2001

PRERETIREMENT SURVIVOR BENEFITS
FOR FORMER TNC SERP PARTICIPANTS

Notwithstanding any contrary provision, a preretirement survivor benefit will be payable on behalf of Mr. David Ramsay or Mr. Robert Sudderth if such individual dies before his 65th birthday, to the person, if any, who is his lawful spouse and who survives him which benefit will be equal to the death benefit which would have been payable to such individual’s spouse under 4.1 of the TNC SERP as in effect before October 15, 1987 and such survivor benefit will be paid to such surviving spouse at the same time and in the same form as provided under 4.1 of the TNC SERP unless the Committee approves the payment of the benefit in an actuarially equivalent lump sum (using the actuarial factors then in effect under the Retirement Plan to make such conversion) as soon as practicable after the death of the Participant.

C-2

Exhibit D

SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EFFECTIVE AS OF JANUARY 1, 2001

§§ 2.21 and 2.22, Tier 1 and Tier 2 Participants

          On November 14, 2000, the Committee designated the following executives as Tier 1 and Tier 2 Participants effective as of January 1, 2001:

Tier 1 Participants

John W. Clay, Jr.
Theodore J. Hoepner
Phillip L. Humann
John W. Spiegel

Tier 2 Participants

Robert H. Coords
Donald S. Downing
Samuel O. Franklin, III
Charles T. Hill
Craig Kelly
George W. Koehn
Carl F. Mentzer
Joy Wilder Morgan
Dennis M. Patterson
William H. Rogers, Jr.
Robert C. Shufeldt
Robert C. Whitehead
E. Jenner Wood, III

The following individuals have subsequently been designated by the Committee as Tier 2 Participants:
Effective April 15, 2002	Sandra Jansky
Effective August 13, 2002	Sterling Edmunds
Effective August 13, 2002	Gene Kirby
Effective August 13, 2002	Mary Steele

D-1

ATTACHMENT 1 TO EXHIBIT D
OF THE
SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EFFECTIVE AS OF JANUARY 1, 2001

Special Participation:
For purposes of § 2.21, James M. Wells III (SSN ###-##-####), as provided in connection with SunTrust’s acquisition of Crestar Financial Corporation, is designated as a Tier 1 Participant upon his election to participate in this Plan and to waive benefits under the Other Retirement Arrangements described in Exhibit A.

As a Participant, Mr. Wells will be eligible for the special lump sum calculation described in § 2.16(b), he will be 100% vested, and he will be a Designated Participant for purposes of the special retirement reduction described in § 4.1(b)(v) and in § 4.3(d)(ii)(3):

D-2

Exhibit E

SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EFFECTIVE AS OF JANUARY 1, 2001

§§ 2.23 and 2.24, TNC Participants and TNC SERP

      The following individuals are TNC Participants or beneficiaries as of January 1, 2001:

•	Clifford J. Harrison, Jr. (TNC SERP benefit)

•	Charles J. Kane, Jr. (TNC SERP survivor benefit)

•	Rosemary W. Kane (TNC SERP survivor benefit)

•	Lois Killebrew (TNC SERP survivor benefit)

•	David Ramsay

•	Robert Sudderth

The TNC SERP (the Third National Corporation Supplemental Executive
Retirement Plan) is attached to this Exhibit E.

E-1

Exhibit F

SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EFFECTIVE AS OF JANUARY 1, 2001

§ 2.26(b), Special Vested Date

          On February 10, 1998, the Committee designated the Participants listed below as being 100% vested in their SERP Benefits on February 10, 2000.  Accordingly, February 1, 2000 is the Vested Date for the following Participants under § 2.26(b):

•	L. Phillip Humann

•	John W. Spiegel

•	Theodore J. Hoepner

•	John Clay, Jr.

F-1

Exhibit G

SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
EFFECTIVE AS OF JANUARY 1, 2001

§§ 4.1(b)(v) and 4.3(d)(ii)(3), Designated Participant Reduction

          On February 10, 1998, the Committee designated the Participants listed below as eligible for the special retirement reduction described in § 4.1(b)(v) and in § 4.3(d)(ii)(3):

•	L. Phillip Humann

•	John W. Spiegel

•	Theodore J. Hoepner

•	John Clay, Jr.

G-1

Exhibit 10.1

RESOLUTIONS REGARDING THE
SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

COMPENSATION COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
SUNTRUST BANKS, INC.

NOVEMBER 12, 2002

          WHEREAS, SunTrust Banks, Inc. (the “Corporation”) has adopted and sponsors the SunTrust Banks, Inc. Supplemental Executive Retirement Plan (the “SERP”) to provide post-retirement benefits for certain key executives of the Corporation and its Affiliates; and

          WHEREAS, § 11 of the SERP authorizes the Compensation Committee of the Corporation’s Board to amend the SERP from time to time; and

          WHEREAS, the Committee deems it appropriate to amend the SERP .

          NOW, THEREFORE, BE IT RESOLVED, that the definition of SERP Average Compensation be changed for Tier 1 Participants to mean for each such Participant who terminates employment with SunTrust and all Affiliates on or after November 12, 2002, the average of such Participant’s SERP Compensation for the three (3) full calendar years out of the ten (10) full calendar years immediately preceding the date as of which his or her SERP Benefit is determined that will produce the largest amount.

          AND BE IT FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to take such actions as they may deem necessary or appropriate to implement the foregoing resolution, including but not limited to preparing and executing a Plan amendment.

First Amendment to the SunTrust Banks, Inc.
Supplemental Executive Retirement Plan
(Amended and Restated Effective January 1, 2001)

          WHEREAS, SunTrust Banks, Inc. (the “Corporation”) has adopted and sponsors the SunTrust Banks, Inc. Retirement Plan (the “SERP”); and

          WHEREAS, § 11 of the SERP authorizes the Compensation Committee of the Corporation’s Board to amend the SERP from time to time; and

          WHEREAS, on November 12, 2002, the Compensation Committee approved certain changes to the SERP and authorized and directed officers of the Corporation to prepare and execute appropriate amendments reflecting such changes.

          NOW, THEREFORE, IN WITNESS WHEREOF, as authorized by the Compensation Committee, the Human Resources Director hereby adopts the following amendment to the SERP:

Effective November 12, 2002, the definition of SERP Average Compensation in Section 2.15 is amended and modified to read as follows:

2.15

SERP Average Compensation - means for each Participant who terminates employment with SunTrust and all Affiliates on or after January 1, 2001, the average of such Participant’s SERP Compensation for the three (3) full calendar years out of the five (5) full calendar years immediately preceding the date as of which his or her SERP Benefit is determined that will produce the largest amount.  Effective November 12, 2002, SERP Average Compensation means for each Tier 1 Participant who terminates employment with SunTrust and all Affiliates on or after November 12, 2002, the average of such Participant’s SERP Compensation for the three (3) full calendar years out of the ten (10) full calendar years immediately preceding the date as of which his or her SERP Benefit is determined that will produce the largest amount.

EXECUTED this 12th day of November, 2002

SUNTRUST BANKS, INC.		Attest

By:	/s/ MARY T. STEELE	By:	/s/ MARGARET U. HODGSON

	Mary T. Steele Human Resources Director	Title:	Assistant Corporate Secretary

Exhibit 10.1

RESOLUTIONS REGARDING THE
SUNTRUST BANKS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

COMPENSATION AND GOVERNANCE COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
SUNTRUST BANKS, INC.

FEBRUARY 11, 2003

          WHEREAS, SunTrust Banks, Inc. (the "Corporation") has adopted and sponsors the SunTrust Banks, Inc. Supplemental Executive Retirement Plan (the "SERP") to provide post-retirement benefits for certain key executives of the Corporation and its Affiliates; and

          WHEREAS, § 11 of the SERP authorizes the Compensation Committee of the Corporation's Board of Directors (the "Committee") to amend the SERP from time to time, and § 2.12 provides that the Committee may designate a substitute plan in lieu of the PUP; and

          WHEREAS, the name of the Committee has recently changed; and

          WHEREAS, the Committee has decided not to implement a new PUP cycle including 2003-2005 and has decided to make restricted stock grants to certain key employees; and

          WHEREAS, the Committee deems it appropriate to designate a substitute plan for the PUP for the cycle including 2003-2005, which shall be used in calculating the SERP Compensation for a Tier 1 Participant.

          NOW, THEREFORE, BE IT RESOLVED, that the definition of Committee in § 2.4 of the SERP be revised to reflect the Committee's changed name, the Compensation and Governance Committee of the Board; and

          BE IT FURTHER RESOLVED, that the fair market value on the date of vesting of a Tier 1 Participant's February 11, 2003 restricted stock grant shall be used in the same manner in calculating such Participant's SERP Compensation as if it were the amount of the PUP cash award earned for the cycle including 2003-2005; and

          BE IT FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to take such actions as they may deem necessary or appropriate to implement the foregoing resolutions, including but not limited to preparing and executing appropriate Plan amendments.

Second Amendment to the SunTrust Banks, Inc.
Supplemental Executive Retirement Plan
(Amended and Restated Effective January 1, 2001)

          WHEREAS, SunTrust Banks, Inc. (the “Corporation”) has adopted and sponsors the SunTrust Banks, Inc. Supplemental Executive Retirement Plan (the “SERP”); and

          WHEREAS, § 11 of the SERP authorizes the Compensation Committee of the Corporation’s Board of Directors (the “Committee”) to amend the SERP from time to time, and § 2.12 provides that the Committee may designate a substitute plan in lieu of the PUP; and

          WHEREAS, on February 11, 2003, the Committee approved certain changes to the SERP and authorized and directed officers of the Corporation to prepare and execute appropriate amendments reflecting such changes.

          NOW, THEREFORE, IN WITNESS WHEREOF, as authorized by the Committee, the Human Resources Director hereby adopts the following amendments to the SERP, effective February 11, 2003:

1.        The definition of Committee in § 2.4 of the SERP is amended to read as follows:

Committee - means the Compensation and Governance Committee of the Board.

2.        The definition of SERP Compensation in § 2.17 is amended by revising § 2.17(a)(ii) to read as follows:

          (ii)     the amount of the cash bonuses such Participant earns under the MIP and the PUP for the year, without regard to whether any such bonus may be subject to elective or mandatory deferral or, if not deferred, may be paid in the year following the calendar year in which such bonus is earned.  As allowed by § 2.12, the Committee has designated a substitute plan to be treated as though it were the PUP award earned for the 2003-2005 cycle as described in the following sentence.  The fair market value on the date of vesting of a Tier 1 Participant’s February 11, 2003 restricted stock grant shall be used in the same manner in calculating such Participant’s SERP Compensation as if it were the amount of the PUP cash award earned for the cycle including 2003-2005.

EXECUTED this 14th day of February, 2003.

SUNTRUST BANKS, INC.		Attest

By:	/s/ MARY T. STEELE	By:	/s/ KIMBERLY N. RHODES

	Mary T. Steele Human Resources Director	Title:	Assistant Corporate Secretary